Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Microfluidics International Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, the undersigned Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C Section 1350 that to my knowledge:

1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2010

/s/ PETER F. BYCZKO
Peter F. Byczko
Vice President of Finance & Chief Accounting Officer